SUBADVISORY AGREEMENT


This Subadvisory Agreement is made and entered into on this 24th day of July, 1994, by and between Strong/Corneliuson Capital Management, Inc., a Wisconsin corporation (the "Subadviser"), and Equitable Investment Services, Inc., an Iowa corporation (the "Adviser").

                                 WITNESSETH:

WHEREAS, the Adviser is engaged in the investment of the Equi-Select Series Trust's (the "Trust") assets in accordance with the Trust's Prospectus and Statement of Additional Information (collectively the "Prospectus"); and

WHEREAS, the Adviser may delegate its responsibilities for the management of the investment of the assets of one or more portfolios of the Trust to one or more subadvisers; and

WHEREAS, Adviser desires to so delegate responsibility for management of the investments of one or more portfolios to Subadviser, and Subadviser agrees to manage the investment of one or more portfolios in accordance with this Subadvisory Agreement and the Prospectus;

NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

1. The Adviser hereby retains the Subadviser to act as the investment advisor for and to manage certain portfolios as identified in "Schedule A", which is attached hereto and by this reference is incorporated herein, (singly or collectively the "Portfolio"). Subadviser hereby accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

2. Subject to the supervision of the Trustees of the Trust and the Adviser, Subadviser will manage the securities and investments (including cash) of the Portfolio, including the purchase, retention and disposition thereof, and the execution of agreements relating thereto in accordance with the Portfolio's and Trust's investment objectives, policies and restrictions as those are stated in the Prospectus and further subject to the following understandings:

     (a) The Subadviser shall furnish a continuous investment program for the Portfolio and in so doing shall determine from time to time what investments or securities will be purchased, retained or sold by the Portfolio ("Investments"), and what portion of the assets will be invested or held uninvested as cash;

     (b) The Subadviser shall use its best judgment in the performance of its duties under this Agreement;

     (c) The Subadviser in the performance of its duties and obligations under this Agreement shall act in conformity with the Declaration of Trust, Bylaws and the Prospectus of the Trust, and with the instructions and directions of the Trustees of the Trust and the Adviser, and will conform to and comply with the requirements of the Investment Company Act of 1940 (the "1940 Act") applicable to Subadviser's express duties hereunder, and all other federal and state laws and regulations applicable to Subadviser's express duties hereunder;

     (d) The Subadviser shall determine the Investments to be purchased or sold by the Portfolio and, as agent for the Portfolio, and is hereby authorized to purchase, hold, sell and effect transactions for the Portfolio pursuant to its determinations either directly with an issuer or with any broker and/or dealer in such securities;

     (e) The Subadviser will maintain all books and records required to be maintained pursuant to the 1940 Act and the rules and regulations promulgated thereunder with respect to transactions made by it on behalf of the Portfolio including, without limitation, the books and records required by Subsections
(b)(1),  (5),  (6),  (7),  (9), (10) and (11) and Subsection (f) of Rule 31a-1
under the 1940 Act and shall timely furnish to the Adviser all information relating to the Subadviser's services hereunder needed by the Adviser to keep such other books and records of the Portfolio required by Rule 31a-1 under the 1940 Act. The Subadviser will also preserve all such books and records for the periods prescribed in Rule 31a-2 under the 1940 Act, and agrees that such books and records shall remain the sole property of the Trust and shall be immediately surrendered to the Trust upon request. The Subadviser further agrees that all books and records maintained hereunder shall be made available to the Trust or the Adviser at any time upon request, including telecopy without unreasonable delay, during any business day. From time to time as the Adviser or the Trustees of the Trust may reasonably request, the Subadviser will furnish the requesting party reports on Portfolio transactions and reports on Investments held in the Portfolio, all in such detail as the Adviser or Trustees of the Trust may reasonably request;

     (f) The Subadviser shall provide the Trust's custodian with all requested information relating to all transactions concerning the assets of the Portfolio as the custodian may reasonably request;

     (g) The investment advisory services of Subadviser to the Portfolio under this Subadvisory Agreement are not exclusive, and the Subadviser shall be free to render similar service to others;

     (h) The Subadviser shall provide marketing support to the Adviser in connection with the sale of Trust shares for the Portfolio and/or Equitable Life Insurance Company of Iowa variable insurance contracts, as reasonably requested by the Adviser. Such support shall include, but not necessarily be limited to, presentations by representatives of the Subadviser at investment seminars, conferences and other industry meetings as may be mutually agreed upon between Adviser and Subadviser. Notwithstanding the foregoing, nothing contained in this Agreement shall obligate the Subadviser to provide any funding or financial support for the purpose of directly or indirectly promoting investments in the Trust. Any materials utilized by the Adviser which contain any information relating to the Subadviser shall be submitted to the Subadviser for approval prior to use, not less than five (5) business days before such approval is needed by the Adviser. Any materials utilized by the Subadviser which contain any information relating to the Adviser, Equitable Life Insurance Company of Iowa (including any information relating to its separate accounts or variable annuity contracts) or the Trust shall be submitted to the Adviser for approval prior to use, not less than five (5) business days before such approval is needed by the Subadviser;

     (i) The Subadviser is authorized, subject to the supervision of the Adviser and the Trustees of the Trust, to place orders for the purchase and sale of the Portfolio's Investments with or through such persons, brokers or dealers, including the Subadviser or affiliates thereof, and to negotiate commissions to be paid on such transactions in accordance with the Portfolio's policy with respect to brokerage as set forth in the Prospectus. The Subadviser may, on behalf of the Portfolio, pay brokerage commissions to a broker which provides brokerage and research services to the Subadviser in excess of the amount another broker would have charged for effecting the transaction, provided (i) the Subadviser determines in good faith that the amount is reasonable in relation to the value of the brokerage and research services provided by the executing broker in terms of the particular transaction or in terms of the Subadviser's overall responsibilities with respect to the Portfolio and the accounts as to which the Subadviser exercises investment discretion, (ii) such payment is made in compliance with Section 28(e) of the Securities Exchange Act of 1934, as amended, and any other applicable laws and regulations, and (iii) in the opinion of the Subadviser, the total commissions paid by the Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term. It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's service to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Portfolio and to such other clients;

     (j) The Adviser hereby agrees to provide to the Subadviser any amendments, supplements or other changes to the Trust's Declaration of Trust, By-Laws, currently effective registration statement under the Investment Company Act, including any amendments or supplements thereto, and Notice of Eligibility under Rule 4.5 of the Commodity Exchange Act, if applicable, (collectively, "Governing Instruments and Regulatory Filings") as soon as practicable after such materials become available and, upon receipt by the Subadviser, the Subadviser will act in accordance with such amended, supplemented or otherwise changed Governing Instruments and Regulatory Filings;

     (k) Except for the restrictions necessary to comply with Section 817(h) of the Internal Revenue Code of 1986, as amended and Treasury Regulations
Section 1.817-5 (the "Tax Restrictions"), Adviser represents and warrants that the investment objective of each Portfolio is identical to, and that investment policies, restrictions and limitations of each Portfolio are no more restrictive or limiting than, those contained in the current prospectus and statement of additional information of the Corresponding Strong Fund identified opposite each Portfolio on Schedule A hereto. Except to the extent of the Tax Restrictions, and to the extent that the parties hereto may otherwise agree in writing, Adviser shall cause the Trust to file such amendments, supplements and stickers to the Prospectus as are necessary to ensure that the investment policies, restrictions and limitations applicable to each Portfolio are at all times no more restrictive than those contained in the prospectus and statement of additional information, as the same may be amended or supplemented from time to time, of the Corresponding Strong Fund. Adviser shall not permit the investment objective of any Portfolio to change without the prior written consent of the Subadviser unless such change is in response to a change made to the Corresponding Strong Fund and then, only to the extent necessary to make the investment objective of the Portfolio identical to that of the Corresponding Strong Fund;

     (l) The Subadviser shall direct the Trust's Custodian as to how to vote such proxies as may be necessary or advisable in connection with any matters submitted to a vote of shareholders of securities held by the Portfolio.

3. The Subadviser agrees that all records which it maintains for the Portfolio pursuant to 2(e) are the property of the Trust and will promptly surrender any of such records to Adviser upon the Trustees' or Adviser's request. The Subadviser shall preserve for periods prescribed by Rule 31a-2 of the 1940 Act any such records as are required to be maintained by the Subadviser with respect to the Portfolio by Rule 31a-1 of the 1940 Act.

4. The Adviser shall pay the Subadviser pursuant to the Fee Schedule contained in "Schedule B", which is attached hereto and by this reference is incorporated herein. The fee prescribed in Schedule B shall be calculated daily and payable monthly in arrears by the 15th day of the immediately succeeding month at an annual rate per Schedule B of the Portfolio's average daily net assets.

5. The Subadviser shall not be subject to any liability to the Adviser, the Trust or any of the Portfolio's beneficial owners for any loss suffered by the Trust in connection with the matters to which this Subadvisory Agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Subadvisory Agreement.

6. The term of this Subadvisory Agreement shall begin on the date first above written, and unless sooner terminated as hereinafter provided, this Subadvisory Agreement shall remain in effect through July 24, 1996. Thereafter, this Subadvisory Agreement shall continue in effect with respect to the Portfolios from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to the Portfolios is approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Portfolio or by the Trustees of the Trust; PROVIDED, that in either event such continuance is also approved annually by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of either party hereto; and PROVIDED FURTHER that the Subadviser shall not have notified the Trust in writing at least sixty (60) days prior to July 24, 1996, or at least sixty (60) days prior to July 24 of any year thereafter that it does not desire such continuation. The Subadviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Subadvisory Agreement or any extension, renewal or amendment thereof. This Subadvisory Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon sixty (60) days' prior written notice to the other party; PROVIDED, that in the case of termination by the Trust, such action shall have been authorized (i) by resolution of the Trust's Board of Trustees, including the vote or written consent of Trustees of the Trust who are not parties to this Subadvisory Agreement or interested persons of either party hereto, or (ii) by vote of a majority of the outstanding voting securities of the Portfolio. This Agreement may not be assigned by Adviser or Subadviser without the prior written consent of the parties hereto and shall automatically terminate in the event of any assignment without such consent.

7. The Subadviser shall for all purposes herein be deemed to be an independent contractor and shall not, unless otherwise expressly provided herein or authorized by the Trustees of Trust from time to time, have any authority to act for or represent the Portfolio or Trust in any way or otherwise be deemed to be an agent of the Portfolio or the Trust.

8. Subject to the duties of the Adviser, the Trust and the Subadviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto shall treat as confidential all information pertaining to the Portfolio and the actions of the Subadviser, the Adviser and the Trust in respect thereof.

9. This Subadvisory Agreement may be amended only in accordance with the 1940 Act.

10. This Subadvisory Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts.

11. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

12. Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other party, or transmitted by facsimile with acknowledgement of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

     (a)  If to the Subadviser:

          Strong/Corneliuson Capital Management, Inc.
          100 Heritage Reserve
          Milwaukee, Wisconsin  53051
          Attention:  General Counsel
          Facsimile:  (414) 359-3949

     (b)  If to the Adviser:

          Equitable Investment Services, Inc.
          699 Walnut Street
          Des Moines, Iowa  50309
          Attention:  Paul R. Schlaack
          Facsimile:  (515) 282-9538

     (c)  If to the Trust:

          Equi-Select Series Trust
          604 Locust Street
          Des Moines, Iowa  50309
          Attention:  Paul R. Schlaack
          Facsimile:  (515) 282-9538

13. The Adviser acknowledges that it received a copy of the Subadviser's Form ADV at least 48 hours prior to the execution of this Agreement.


IN WITNESS WHEREOF, the parties hereto have caused this Subadvisory Agreement to be executed by their respective officers designated below as of the day and year first above written.

ADVISER:

EQUITABLE INVESTMENT SERVICES, INC.


By: /S/ PAUL R. SCHLAACK
    _______________________________________
    Its President

SUBADVISER:

STRONG/CORNELIUSON CAPITAL MANAGEMENT, INC.


By: /S/ ILLEGIBLE
    ______________________________________
    Its President



                                  SCHEDULE A


                                      CORRESPONDING
PORTFOLIO                             STRONG FUND

Advantage Portfolio                   Strong Advantage Fund, Inc.

Government Securities Portfolio       Strong Government Securities Fund, Inc.

International Stock Portfolio         Strong International Stock Fund, Inc.

Short-Term Bond Portfolio             Strong Short-Term Bond Fund, Inc.



                                  SCHEDULE B

                                 FEE SCHEDULE


Advantage Portfolio              .20% of first $100 million
                                 .10% of average net assets over and above
                                         $100 million

Government Securities Portfolio  .35% of first $200 million
                                 .25% of average net assets over and above
                                         $200 million

International Stock Portfolio    .40% of first $300 million
                                 .25% of average net assets over and above
                                        $300 million

Short-Term Bond Portfolio        .25% of first $100 million
                                 .20% of next $100 million
                                 .15% of next $300 million
                                 .10% of average net assets over and above
                                         $500 million